UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2014

FRED'S, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	62-0634010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission file number 001-14565

4300 New Getwell Road

Memphis, Tennessee 38118

(Address of Principal Executive Offices)

(901) 365-8880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2014, Fred’s, Inc. (the “Company”) entered into a Prime Vendor Agreement (the “Agreement”) with Cardinal Health, Inc., one of the nation’s largest healthcare services companies. Cardinal Health will serve as Fred’s new primary wholesale supplier for branded and generic pharmaceuticals under a multi-year agreement beginning on October 1, 2014. The agreement with Cardinal Health will replace the current Prime Vendor Agreement the Company has with AmerisourceBergen Drug Corporation, which will expire in accordance with the contract on September 30, 2014.

Under the prime vendor agreement, Fred’s and Cardinal Health will establish a mutually beneficial strategic alliance designed to support Fred’s key initiative of rapid pharmacy growth, and build on a foundation of premier supply chain and asset management tools. The initial term of the Agreement will commence on October 1, 2014 and shall continue through the longer of 1) March 31, 2018 or 2) the date upon which the Company’s net aggregate generic purchases reach a certain purchase requirement, provided that date is not before September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014	FRED’S, Inc.
(Registrant)

/s/ Jerry A. Shore
Jerry A Shore
Executive Vice President,
Chief Financial Officer and
Chief Operating Officer